EX-99.28(d)(i)

INTERIM INVESTMENT ADVISORY AGREEMENT

AGREEMENT made effective this 9th day of March, 2021, by and between DRIEHAUS MUTUAL FUNDS, a Delaware business trust (the “Trust”), and DRIEHAUS CAPITAL MANAGEMENT LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940 (“1940 Act”), the shares of beneficial interest (“Shares”) of which are registered under the Securities Act of 1933;

WHEREAS, the Trust is authorized to issue Shares in separate series or portfolios with each representing the interests in a separate portfolio of securities and other assets;

WHEREAS, the Trust currently intends to offer Shares in each series listed on Exhibit A hereto, being herein referred to collectively as the “Portfolios” and individually referred to as a “Portfolio”; and

WHEREAS, the Trust has previously retained Driehaus Capital Management, Inc., the predecessor to the Advisor, to render investment advisory services with respect to each Portfolio pursuant to an Investment Advisory Agreement between the Trust and the Advisor dated September 25, 1996 as amended from time to time and various letter agreements modifying such agreement (the “Prior Agreement”); and

WHEREAS, the Prior Agreement, on March 9, 2021, underwent an “assignment”, as defined under the 1940 Act, as a result of a change in control of the Adviser, triggering the automatic termination of the Prior Agreement; and

WHEREAS, the parties hereto desire to enter into this Agreement so that the Adviser may, pending shareholder approval of a new agreement, continue to provide investment advisory services in conformity with Rule 15a-4 under the 1940 Act with respect to the Portfolios;

NOW THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1. Employment; Services To Be Performed. The Trust hereby employs the Adviser to act as the investment adviser for the Portfolios and for any other Portfolio that is made subject to this Agreement pursuant to Section 2 hereunder; to manage the investment and reinvestment of the assets of such Portfolios, to continuously review, supervise and administer the Portfolios’ investment programs; to determine in its discretion the securities to be purchased or sold and the portion of the Portfolios’ assets to be held uninvested, in accordance with the applicable investment objectives and policies and limitations; to oversee the performance of the Trust's Administrator, Transfer Agent and Custodian with respect to the Portfolios; to provide the Trust with records concerning the Adviser's activities that the Trust is required to maintain; and to render regular reports to the Trust's officers and Board of Trustees concerning the Adviser's discharge of the foregoing responsibilities, all for the period and upon the terms herein set forth. The Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Trustees of the Trust, and in compliance with the objectives, policies and limitations set forth in the Trust's prospectus, the Agreement and Declaration of Trust and the By-Laws of the Trust, as may from time to time be in force, as well as applicable laws and regulations.

The Adviser accepts such employment and agrees during such period to render such services, to pay all costs and expenses of maintaining the offices of the Trust, wherever located, and to arrange for payment by the Trust of all expenses payable by the Trust. The Adviser agrees to permit any of its officers or employees to serve without compensation as trustees or officers of the Trust if elected to such positions, and to assume the obligations herein set forth for the compensation herein provided. It is understood and agreed that the Adviser, by separate agreements with the Trust, may also serve the Trust in other capacities. Notwithstanding anything in this Agreement to the contrary, the Adviser may arrange for some investment advisory services to be provided by another person at the expense of the Adviser; provided that any such arrangement shall comply with the Investment Company Act of 1940 (“1940 Act”), including Section 15 thereof.

2. Additional Portfolios. In the event that the Trust establishes one or more portfolios other than the existing Portfolios with respect to which it desires to retain the Adviser to render investment advisory and management services hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services, it shall notify the Trust in writing hereupon such portfolio or portfolios shall become a Portfolio or Portfolios hereunder.

3. Portfolio Transactions. (a) The Adviser shall determine the securities to be purchased or sold by the Portfolio and will place orders pursuant to its determinations either directly with the issuer or underwriter or with any broker-dealer (including, as set forth below, a broker-dealer which is an affiliated person of the Adviser) who deals in the securities in which the Portfolios are active. In placing orders with broker-dealers, the Adviser will attempt to obtain the best combination of price and execution. In seeking to achieve the best combination of price and execution, an effort shall be made to evaluate the overall quality and reliability of broker-dealers and the service they provide, including their general execution capability, reliability and integrity, willingness to take positions in securities, general operational capabilities and financial condition. However, the responsibility of the Adviser to attempt to obtain the best combination of price and execution does not obligate it to solicit a competitive bid for each transaction, and the Adviser shall have no obligation to seek the lowest available commission cost to the Portfolios, so long as the Adviser determines in good faith that the commission paid to a broker-dealer is reasonable in relation to the value of the brokerage, research, statistical or other services provided by such broker-dealer to the Portfolios or the Adviser. The Adviser will not place orders with broker-dealers which are affiliated persons of the Adviser or the Fund without the prior written authorization of the Fund, and then will do so subject to (i) the provisions of Sections 17(e)(2) and Rule 17e-1 and Section 10(f) and Rule 10f-3 under the 1940 Act, Rule 206(3)-2 under the 1940 Advisers Act, Section 11(a) under the Securities Exchange Act of 1934 (the “1934 Act”) and any other applicable laws or regulations, and (ii) procedures properly adopted by the Fund with respect thereto.

(b) On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of a Portfolio as well as other clients, if any (including any other Portfolio), or when the Adviser determines to purchase the same securities for its own account or proprietary accounts, the Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be purchased or sold. In such event, allocation of the securities so purchased or sold will be made by the Adviser in a manner it considers to be equitable and consistent with its fiduciary obligations to each.

4. Compensation of the Adviser. (a) For the services described in this Agreement, the Trust will pay to the Adviser a fee, computed daily and payable monthly, at the annual rate equal to the percentage of the Portfolios’ average daily net assets as set forth in Exhibit A hereto. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively. Such fee is attributable to the Portfolio and if there are multiple Portfolios of the Trust, the fee shall be a separate obligation of such Portfolio.

(b) For purposes of computing compensation to the Adviser, the net asset value for each Portfolio shall be calculated in accordance with the provisions of the Trust's prospectus or at such other time or times as the trustees may determine in accordance with the provisions of the 1940 Act. On each day when net asset value is not calculated, the net asset value of a share of a Portfolio shall be deemed to be the net asset value of such a share as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations.

5. Expenses. In addition to the fee of the Adviser, the Trust shall assume and pay any expenses for services rendered by a custodian for the safekeeping of the Trust's securities or other property, for keeping its books of account, for any other charges of the custodian. The Trust shall assume and pay any expenses for services rendered under an administration and accounting services agreement, including the calculation of the net asset value per share of the Portfolio. The Adviser shall not be required to pay and the Trust shall assume and pay the charges and expenses of its operations, including compensation of the trustees (other than those affiliated with the Adviser), charges and expenses of independent auditors, of legal counsel, of any transfer or dividend disbursing agent, and of any registrar of the Trust, costs of acquiring and disposing of portfolio securities, interest, if any, on obligations incurred by the Trust, costs of share certificates, if any, and of reports, membership dues in the Investment Company Institute or any similar organization, costs of reports and notices to shareholders, stationery, printing, postage, other like miscellaneous expenses and all taxes and fees payable to federal, state or other governmental agencies on account of the registration of securities issued by the Trust, filing of trust documents or otherwise. The Trust shall not pay or incur any obligation for any expenses for which the Trust intends to seek reimbursement from the Adviser as herein provided without first obtaining the written approval of the Adviser.

6. Affiliations. Subject to applicable statutes and regulations, it is understood that trustees, officers or agents of the Trust are or may be interested in the Adviser as officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of the Adviser may be interested in the Trust otherwise than as a trustee, officer or agent.

7. Liability of Adviser. The Adviser shall not be liable for any error of judgment or of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

8. Activities of the Adviser. The services of the Adviser to the Trust under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others including other separate or pooled accounts managed in a like manner, so long as its services hereunder are not impaired thereby. It is agreed that the Adviser may use any supplemental research obtained for the benefit of the Trust in providing investment advice to its other investment advisory accounts or for managing its own or its affiliates accounts. The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

9. Term; Termination; Amendment. (a) This Agreement shall become effective with respect to the Portfolios on the date first written above and shall remain in full force (unless terminated sooner as hereinafter permitted) until the earlier of (i) 150 calendar days from the effective date or such later date as may be determined by the parties provided such continuance is consistent with the 1940 Act, the rules and regulations thereunder or exemptive relief, no-action relief or interpretive positions of the SEC or its staff or (ii) as to a Portfolio, the effective date of a new advisory agreement between the Trust and the Adviser, if any, that has been approved by a majority of such Portfolio’s outstanding voting securities.

(b) This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Trust or by the Adviser on sixty (60) days written notice to the other party. The Trust also may effect termination with respect to any Portfolio by action of the Board of Trustees or by a vote of a majority of the outstanding voting securities of such Portfolio.

(c) This Agreement may be terminated with respect to any Portfolio at any time without the payment of any penalty by the Board of Trustees or by vote of a majority of the outstanding voting securities of such Portfolio in the event that it shall have been established by a court of competent jurisdiction that the Adviser or any officer or director of the Adviser has taken any action which results in a breach of the covenants of the Adviser set forth herein.

(d) The terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.

(e) Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation described in Section 4 earned prior to such termination.

(f) No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the other party against which enforcement of the charge, waiver, discharge or termination is sought.

10. Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

11. Names. The name “Driehaus Mutual Funds” refers to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated May 31, 1996, as amended, which is hereby referred to and a copy of which is on file at the principal office of the Trust. The trustees, officers, employees and agents of the Trust shall not personally be bound by or liable under any written obligation, contract, instrument, certificate or other interest or undertaking of the Trust made by the trustees or by an officer, employee or agent of the Trust, in his or her capacity as such, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder. All persons dealing with any series or class of shares of the Trust may enforce claims against the Trust only against the assets belonging to such series or class.

12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

13. Applicable Law. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Illinois (without regard to principals of conflicts of law).

IN WITNESS WHEREOF, the Trust and the Adviser have caused this Agreement to be executed effective as of the day and year first above written.

DRIEHAUS MUTUAL FUNDS

By:	/s/ Stephen Weber
Title:	President

ATTEST:

/s/ Christina Jacobs
Title:	Assistant Secretary

DRIEHAUS CAPITAL MANAGEMENT LLC

By:	/s/ Stephen Weber
Title:	President

ATTEST:

/s/ Janet McWilliams
Title:	Secretary

Exhibit A

Portfolio	Annual Management Fee (as a % of average daily net assets)
Driehaus Emerging Markets Growth Fund	1.05% up to $1.5 billion 0.75% over $1.5 billion
Driehaus Emerging Markets Small Cap Growth Fund	1.10%
Driehaus Emerging Markets Opportunities Fund	0.90%
Driehaus International Small Cap Fund	1.00%
Driehaus Micro Cap Growth Fund	1.25%
Driehaus Small Cap Growth Fund	0.60%
Driehaus Small/Mid Cap Growth Fund	0.60%
Driehaus Event Driven Fund	1.00%